EMPLOYMENT AGREEMENT

                  Employment Agreement ("Agreement") effected as of this 15th day of March, 1999, by and between Directrix, Inc. (the "Company" or "Employer"), a Delaware corporation, and J. Roger Faherty (the "Executive") (collectively the Company and the Executive are referred to as the "Parties").

                                  INTRODUCTION

                  WHEREAS, the Parties desire to enter into an Agreement and to set forth herein the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreement set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1.       Employment

                  1.1 Duties. The Company shall employ the Executive on the terms and conditions set forth in this Agreement, as Chairman of the Board and Chief Executive Officer. The Executive accepts such employment with the Company and shall perform and fulfill such duties as are assigned to him hereunder consistent with his status as a senior executive of the Company, devoting his best efforts and all of his professional time and attention, to the performance and fulfillment of his duties and to the advancement of the best interests of the Company, subject only to the specific directives of the Board of Directors of the Company. In addition, and without any additional consideration, the Executive is and/or may be requested to serve as a director or as an employee and officer of any or all subsidiaries of the Company. Unless otherwise indicated by the context, the "Company" shall include the Company and all its subsidiaries.

                  1.2 Place of Performance. In connection with his employment by the Company, the Executive shall be based in the New York, New York metropolitan area, except for required travel on Company business. The Executive may be required to relocate on a permanent or temporary basis consistent with business necessity.

         2.       Term.

         The Executive's employment under this Agreement shall commence as of February 26, 1999 (the "Commencement Date") and shall continue uninterrupted up to and including the hour of midnight of December 31, 2004 (the "Term"), unless otherwise terminated as provided for in Sections 7.1 or 7.3. Unless prior to the end of any calendar year, notice of non-renewal is given by either party, the term of this Agreement shall automatically be extended for an additional period of one year upon completion of each year. Therefore, upon each January 1 of a year, this Agreement shall be effective for a six-year term unless prior thereto such notice of non-renewal has been given.

         3.       Compensation.

                  3.1 Base Salary. During the Term the Executive shall receive a minimum annual salary (the "Base Salary") payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than bi-monthly), and calculated as follows:

                           3.1.1    The Base Salary to be paid to the Executive
during the Term shall be $385,875; and

                           3.1.2    For each Year beginning after December 31,
1999, the Company shall increase the Base Salary by an amount equal to five percent (5%) of the prior year's Base Salary. Each such increase shall be cumulative so that the Base Salary for each succeeding year shall include the prior year's increase.

                  3.2 Health Insurance and Other Benefits. During the Term the Executive shall be provided all employee benefits provided by the Company to its management and all other Company salaried employees, including without limitation, all medical insurance and life insurance plans or arrangements and shall be entitled to participate in all pension, profit sharing, stock option and any other employee benefit plan or arrangement established and maintained by the Company for similarly situated employees, all subject, however, to the Company rules and policies then in effect regarding participation therein. During the Term, the benefits provided to the Executive, as described in the preceding sentence, shall not be reduced except in accordance with the general reduction of such benefits applicable to similarly situated employees generally, but then only to the extent that such benefits are reduced for such other similarly situated employees.

                  3.3 Automobile Allowance. During the Term, the Company shall pay directly lease payments or purchase installments and parking for one automobile comparable to the automobile currently used by the Executive and reimburse Executive for automobile insurance with respect thereto.

                  3.4 Health Club Membership. During the Term, the Company shall pay the costs of one health club membership for the Executive in each of the Executive's two principal places of residence.

                  3.5      Life Insurance.

                           3.5.1    Purchase.  Provided that the Executive is
insurable at rates that are comparable to those obtainable on other persons of similar age and position in good health (if the Executive is classified in a higher risk category he may elect to pay the excess premium cost to obtain the coverage), during the Term the Company shall procure and maintain life insurance on the life of the Executive in the face amount of $1,000,000. The Executive shall be the owner of such life insurance policy and shall have the absolute right to designate the beneficiaries thereunder. The type of policy (whether term, whole life, etc., or combination of types) shall be in the sole discretion of the Company.

                           3.5.2    Payment of Premiums.  The Company shall pay
all premiums for such life insurance.

                           3.5.3    Medical Examination.  The Executive agrees
to submit to all medical examinations, supply all information and execute all documents required by the insurance company in connection with the issuance of a policy for such insurance as well as for any key man insurance the Company may desire to maintain on the Executive's life.

         4.       Reimbursement of Expenses.

         The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses (including home Internet access) which the Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company on proper forms provided by the Company, such statements and other evidence supporting such expenses as the Company may require and provided such expenses meet the Company's policy concerning such matters.

         5.       Stock Options.

         The Executive may be entitled to participate in all Company employee stock option programs as determined by the Compensation Committee of the Company's Board of Directors and approved by the Company's shareholders.

         6.       Vacations.

         The Executive shall be entitled to not less than four (4) weeks of paid vacation in any calendar year (prorated in any Year during which the Executive is employed hereunder for less than the entire Year). Such vacation shall be taken at such times as are consistent with the reasonable business needs of the Company. Any vacation not taken during the year may not be taken by the Executive in subsequent years except to the extent approved by the Company. Upon termination of the Executive's employment for any reason, any vacation earned by the Executive but not taken shall be forfeited.

         7.       Termination of Employment.

                  7.1 Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of the Executive's death. If the Executive becomes Totally Disabled (as that term is defined below) for one hundred eighty (180) days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate the Term by giving the Executive thirty (30) days' prior written notice thereof, and upon the expiration of such thirty-day period, the Executive's employment under this Agreement shall terminate. If the Executive resumes his duties within thirty
(30) days after receipt of a notice of termination and continues to perform such duties for four (4) consecutive weeks thereafter, the Term shall continue and the notice of termination shall be considered null and void and of no effect. Upon termination of the Term under this Section 7.1, the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be: (i) the portion, if any, that remains unpaid of the Base Salary for periods worked by the Executive plus the excess of one year's Base Salary over the amount payable to the Executive under the Company's long-term disability plan during such time (payable as if the Executive remained an employee of the Company); and (ii) the amount of any expenses reimbursable in accordance with Section 4 above; and
(iii) any amounts due under any Company benefit, welfare or pension plan.

                  7.2 "Totally Disabled," as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor selected by the Company in its discretion, renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement.

                  7.3 Discharge for Cause. The Company may discharge the Executive for "Cause" upon written notice (as defined in Section 11.1), and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable good faith judgment of the Company, (i) materially breaches any of his agreements, duties or obligations under this Agreement and has not cured such breach within ten (10) days after Company's written notice, including, without limitation, the Executive's failure to perform his duties hereunder, other than a failure resulting from his illness or sickness; (ii) willfully fails to carry out a material lawful directive of the Board of Directors; (iii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iv) converts to his own use or destroys any property of the Company having a significant value; (v) is in material violation of any of the Company policies and/or procedures as identified in the Company's Employee Manual; or (vi) is habitually drunk or intoxicated. If the Executive is discharged for Cause, he shall receive only those amounts earned but not distributed under the relevant plan, program or practice of the Company. The Company and the Executive acknowledge that if the Company engages in the Adult Business (as defined in Section 9), such business could be considered controversial in some localities and could result in civil or criminal litigation against the Company based upon obscenity and similar laws. The Parties agree that, notwithstanding the other provisions of this Section, the naming of the Executive in any such suit, and any conviction of the Executive or plea bargain, settlement or other disposition of such litigation relating to the Executive, shall not be considered Cause for the termination of the Executive's employment, so long as the conduct of the Executive upon which such claim was based consisted of the Executive carrying out his duties in good faith and in accordance with directions of management of the Company.

                  7.4 Termination by Executive. The Executive may terminate the Term of his employment:

                           7.4.1    upon failure by the Company to comply with
the material provisions of this Agreement, which failure is not cured within ten
(10) days after written notice (referred to herein as "Good Reason"); or

                           7.4.2    upon a "Change in Control of the Company"
(as defined in Section 7.6.1 below) upon thirty (30) days' prior written notice given at any time within eighteen (18) months after a Change in Control; or

                           7.4.3    for any reason other than Good Reason or
following a Change in Control of the Company, which termination shall be considered a "Voluntary Termination" by Executive.

                  7.5  Severance  upon  Termination.  If,  during the Term,  the
Executive's  employment  is  terminated  by the Company  without  Cause,  or the
Executive shall terminate employment for Good Reason prior to a Change in Control of the Company (the date of termination is referred to as the "Termination Date"), then the Company shall pay the Executive in lieu of other damages, an amount (the "Severance Payments") equal to his then current Base Salary payable in installments at the same time the Company pays salary to its other senior executive employees payable over two years (the period over which the Severance Payments are made is referred to as the "Severance Period"). The Company shall have no liability to make any Severance Payments as provided for in this paragraph unless (i) the Executive executes a General Release in a form substantially as set forth in Exhibit A attached hereto and (ii) the Executive complies with all provisions in Section 8 (Restrictive Covenants). Such amount shall reduce the amount of any other severance payment that otherwise would have been payable to the Executive under any other Company plan, program or arrangement. In addition, the Company shall maintain during the lesser of the balance of the Term immediately prior to such termination or the Severance Period all employee benefit plans and programs which the Executive participated in immediately prior to such termination other than bonus, incentive compensation and similar plans based on performance, provided the Executive's participation is permissible under the general terms and provisions of such plans and applicable law. In the event of a Voluntary Termination, the Executive shall receive only his earned but unpaid Base Salary as of the date of his termination.

                  7.6      Change in Control.

                           7.6.1    Definitions.  For purposes of this Section
7.6, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that whether or not required to be reported under such Item 6(e), without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of the period; (iii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company); or (iv) any individual who is nominated by the Board of Directors for election of the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors; provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to either clause (i) or (ii) above in the event of (and notwithstanding any resultant change in the membership of the Board) an acquisition by any group comprised of senior officers of the Company, including the Executive, of 25% or more of the combined voting power of the Company's then outstanding securities.

                           7.6.2    Termination Payment.  Notwithstanding any
provision of this Agreement, if, within eighteen (18) months following a Change in Control of the Company, (a) the Executive's employment by the Company shall be terminated by the Company other than as a result of the Executive becoming Totally Disabled or for Cause or (b) the Executive terminates the Term pursuant to Section 7.4.1, then the Executive shall be entitled to the benefits provided below:

                                    (1)     The Company shall pay the Executive
full Base Salary through the Termination Date at the rate in effect at that time, and shall pay the Executive for any vacation earned but not taken and the amount, if any, of any bonus for a past Company fiscal year which has not yet been awarded or paid;

                                    (2)     In lieu of any further salary
payments to the Executive for periods subsequent to the Termination Date, the Company, subject to the limitation described below, shall pay to the Executive on the 60th day following the Termination Date a lump sum amount equal to four times the sum of (i) the Base Salary and (ii) cash bonuses and other cash compensation paid to the Executive during the 12 months preceding the Termination Date ("Termination Payment"); and

                                    (3)     All stock options held by the
Executive shall be fully vested and remain outstanding for their full original term unless sooner exercised.

                                    7.6.3   Certain Additional Payments by the
Company.

                                            (1)      Anything in this Agreement
to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7.6.3 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                                            (2)      Subject to the provisions
of Section 7.6.3(3), all determinations required to be made under this Section 7.6.3, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that Deloitte & Touche LLP has served, at any time during the two years immediately preceding a Change in Control Date, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 7.6.3
(which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 7.6.3, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 7.6.3, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 7.6.3, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 7.6.3(3) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                                            (3)      The Executive shall notify
the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but nolater than thirty
(30) days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 7.6.3 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (i)     give the Company any information
                  reasonably requested by the Company relating to such claim;

                                    (ii) take such  action  in  connection  with
                  contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                                    (iii)   cooperate with the Company in good
                  faith in order effectively to contest such claim; and

                                    (iv) if the Company elects not to assume and
                  control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
         Section 7.6.3, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                            (4)      If, after the receipt by
the Executive of an amount advanced by the Company pursuant to Section 7.6.3(3) the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7.6.3(3)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7.6.3(3) a determination is made that the Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8.       Restrictive Covenants.

                  8.1 Non-Disclosure of Information. The Executive shall:

                                    8.1.1   Never, directly or indirectly,
disclose to any person or entity for any reason, or use for his own personal benefit, any "Confidential Information" as hereinafter defined; and

                                    8.1.2   At all times take all reasonable
precautions necessary to protect from loss or disclosure by Executive or his subordinates any and all documents or other information containing, referring, or relating to such Confidential Information. Upon termination of employment with the Company for any reason, the Executive shall promptly return to the Company any and all documents or other tangible property containing, referring, or relating to such Confidential Information, whether prepared by him or others.

                                    8.1.3  Notwithstanding any provision to the
contrary in Section 8, this paragraph shall not apply to information which the Executive is called upon by legal process (including, without limitation, by subpoena or discovery requirement) to disclose or any information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of the Executive.

                                    8.1.4   For purposes of this Agreement,
"Confidential Information" shall mean any information relating in any way to the business of the Company disclosed to or known to the Executive as a consequence of, result of, or through the Executive's employment by the Company which may consist of, but not be limited to, technical and non-technical information about the Company's proprietary products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, employees, marketing, customers, customer lists, and services and information corresponding thereto acquired by the Executive during the term of the Executive's employment by the Company. Confidential Information shall not include any of such items which arc published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

                                    8.1.5   Upon termination of this Agreement
for any reason, the Executive shall return to a designated officer of the Company all equipment and/or tangible property then in the Executive's possession or custody which belongs or relates to the Company, including, without limitation, copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, data base, or any other documents or electronically stored information which constitutes Confidential Information.

                  8.2 Trade Secrets - Intellectual Property Rights. The Executive shall provide the Company with any copyrightable work, trade secrets and other protectable intellectual property developed or produced by the Executive while in the employ of the Company pursuant to this Agreement (collectively, "Work Product").

                                    8.2.1   All Work Product shall be considered
works made for hire and shall be the exclusive property of the Company and the Company shall be considered the author and/or creator of such work for worldwide copyright purposes and renewals and extensions thereof. The Company may request, at its own cost and expense, that the Executive assist the Company in obtaining worldwide patent, copyright and other property rights for the Work Product.

                                    8.2.2   If the Executive's rights in the
Work Product cannot be assigned to the Company, the Executive waives enforcement of all such rights against the Company. The Executive further agrees to join in any action, at the Company's sole cost and expense, to enforce or to procure a waiver of such rights.

                                    8.2.3   If the rights of the Work Product
cannot be waived or the Work Product is not deemed a "work for hire", the Executive hereby grants the Company and its assigns a worldwide royalty-free license to reproduce, distribute, modify, publicly display, sublicense and assign such rights in all media or distribution technologies now known and hereinafter developed or devised.

                                    8.2.4   The Executive hereby appoints the
Company as his attorney in fact to execute and file any patent, copyright or other lawful application with respect to the Work Product.

                  8.3 Non-Solicitation. During the Term and during the Severance Period, the Executive will not, directly or indirectly, individually or on behalf of other persons, solicit, aid or induce (i) any employee of the Company or any of its affiliates to leave their employment with the Company or its affiliates to accept employment with or render services to or with any person, firm, corporation or other entity or assist or aid any other person, firm, corporation or other entity in identifying or hiring away such employee, (ii) any customer or vendor of the Company to alter its business relationship with the Company or to purchase products or services then sold by the Company or its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer or vendor or (iii) any other remaining employee of the Company or its affiliates to leave such employee's employment with the Company or its affiliates.

                  8.4 Conflict of Interest. The Executive shall exercise good judgment and maintain high ethical standards in the course of his dealings so as to preclude the possibility of a conflict between the interest of the Company and his own personal interest. The Executive, therefore, has an obligation to avoid any activity, agreement, personal interest, or other relationship or situation which: (i) conflicts with the Company's best interest; (ii) interferes with the Executive's responsibility to serve the Company to the best of the Executive's ability; or (iii) gives the appearance of self dealing.

                                    8.4.1   This policy requires that the
Executive shall not have any relationship, nor engage in any activity that might impair the independence or judgment in the execution of the Executive's duties. The Executive shall not have any direct or direct personal financial interests in suppliers of property, goods or services that would affect his decisions or actions on the Company's behalf. The Executive shall not accept gifts, benefits, or unusual hospitality that would be reasonably likely to influence the Executive in the performance of his duties.

                                    8.4.2   If any possible conflict of interest
situation arises, the Executive is responsible to immediately disclose the facts to the Board of Directors of the Company so that an evaluation may determine whether a problem exists and, if so, to eliminate it.

                  8.5 Injunctive Relief/Legal Remedies. The Parties agree that the remedy at law for any breach by the Executive of this Agreement and specifically the provisions of Section 8 ("Restrictive Covenants"), will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

                                    8.5.1   The Executive acknowledges: (i) that
compliance with the restrictive provisions contained in Section 8 is necessary to protect the business and goodwill of the Company and its subsidiaries, and (ii) that a breach of this Agreement will result in irreparable and continuing damage to the Company, for which monetary damages may not provide adequate relief. Consequently, the Executive agrees that in the event of a breach or threatened breach of any of the restrictive covenants described herein, the Company, at its discretion, shall be entitled to seek both: (i)
a preliminary and/or permanent injunction in order to prevent such damage, or continuation of such damage, and (ii) monetary damages as determinable. Nothing herein, however, shall be construed to restrict and/or prohibit the Company from pursuing  any and all other remedies; the Executive acknowledges that all
remedies  are  cumulative.   The  Executive specifically  acknowledges that the
Executive shall account for and pay over to the Company any profits, monies, accruals or other benefits derived or received by the Executive as a result of any transaction constituting a breach of the Restrictive Covenants in Section 8.

                                    8.5.2   If any legal action arises to
enforce the Company's trade secrets, the prevailing party shall be entitled to recover any and all damages, as well as all costs and expenses, including reasonable attorney's fees incurred in enforcing or attempting to enforce the Company's trade secrets.

         9.       Nature of Company Business.

         The Executive acknowledges that the Company, through one or more of its affiliated companies, is currently involved in providing technical and creative services to companies which produce and distribute television networks which feature explicit and cable version adult movies and features and other programming depicting sexual situations and/or nudity (the "Adult Business"). In addition, the Executive acknowledges that the Company, through one or more of its affiliated companies, may become involved in the Adult Business. The Executive acknowledges that he will likely be exposed, from time to time, to one or more aspects of the Adult Business during the course of his employment by the Company. Furthermore, the Executive confirms that he is currently comfortable working in an environment where some or all aspects of the Adult Business are present and would be comfortable working for a company engaged in the Adult Business. If, at any time, the Executive's view on the foregoing changes or the Executive otherwise become uncomfortable with the nature of the Company's business, the Executive agrees to promptly inform the Board of Directors of the Company. The Company will work with the Executive to explore mutually acceptable means of accommodating the Executive's concerns which, both parties acknowledge, may result in the termination of the Executive's employment. Termination of the Executive's employment occasioned by the Executive's desire not to be associated with the Company as a result of the nature of its business shall be treated as a Voluntary Termination by the Executive without Good Reason.

         10.      Arbitration.

                  10.1 Any and all disputes, controversies and claims arising out of, or relating to, this Agreement, or with respect to the interpretation of this Agreement, or the rights or obligations of the Parties and their successors and permitted assigns, whether by operation of law or otherwise, shall be settled and determined by arbitration in New York City, New York, pursuant to the then existing rules of the American Arbitration Association ("AAA"), for commercial arbitration. Each party shall pay their own legal fees. The losing party shall pay the fees and costs imposed by the AAA; if neither party clearly prevails in the arbitration, the parties shall request that the AAA appointed arbitrator apportion the AAA's fees and costs between the parties.

                  10.2 The Parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom.

         11.      Miscellaneous.

                  11.1 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested, or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received (i) when hand-delivered or after three (3) business days when deposited in the U.S. Mail,
(ii) when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

         To the Company:

                  Directrix, Inc.
                  536 Broadway, 10th Floor
                  New York, New York  10012
                  Facsimile:  (212) 941-7846
                  Attn:  Board of Directors

         To the Executive:

                  J. Roger Faherty
                  1035 Fifth Avenue
                  New York, New York  10022

                  The foregoing addresses may be changed at any time by either party by notice given in the manner herein provided.

                  11.2 Integration; Modification. This Agreement, the Indemnification Agreement executed contemporaneously herewith and any Employee Manual adopted by the Company constitute the entire understanding and agreement between the Company and the Executive regarding its subject matter, and supersede all prior negotiations and agreements or interpretations, whether oral or written. This Agreement may not be modified except by written agreement signed by the Executive and a duly authorized officer of the Company.

                  11.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

                  11.4 Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof with respect to other future breaches.

                  11.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, except that Section 10 shall be governed by the Federal Arbitration Act, Title 9, U.S. Code.

                  11.6 Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

                  11.8 Due Authorization. The Company represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on the day and year first above written.


                                          DIRECTRIX, INC.


Date                                      By: ----------------------------------
                                              Donald J. McDonald, Jr., President

                                          EXECUTIVE:


Date                                      --------------------------------------
                                          J. Roger Faherty

                                    EXHIBIT A

                    GENERAL RELEASE AND SEPARATION AGREEMENT

         1. GENERAL RELEASE. In consideration of the payment of salary through ______, ___ together with accrued vacation pay and __ weeks severance and for other good and valuable consideration, J. Roger Faherty ("Executive") hereby forever releases, discharges, acquits and forgives DIRECTRIX, INC., its officers, directors, stockholders, employees, affiliates, successors and assignees (collectively, the "Company") from any and all claims, known or unknown, which Executive or Executive's heirs, successors or assigns have or may have against the Company and any and all liability which the Company may have to Executive whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however, denominated, including but not limited to claims of discrimination under the U.S. Age Discrimination in Employment Act, the U.S. Americans with Disabilities Act of 1990, the U.S. Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. Section 1981, the New York Human Rights Law, including New York Executive Law Section 296, Section 8-107 of the Administrative Code and Charter of New York City, the Worker Adjustment and Retraining Notification Act of 1988 or any similar state law or any other federal, state or local law, or any other law, rule or regulation, or any workers' compensation or disability claims under any such laws. This release relates to claims arising from and during Executive's relationship with the Company or as a result of the termination of such relationship. This release is for any relief, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages or punitive damages. This release shall not apply to the obligations set forth in this Agreement or any other claims that may arise after the date on which Executive signs this Agreement. Notwithstanding any other provision of this Agreement, this release is not intended to interfere with Executive's right to file a charge with the U.S. Equal Employment Opportunity Commission (or any state human rights or similar commission) in connection with any claim Executive believes Executive may have against the Company. However, by executing this Agreement, Executive hereby agrees to waive the right to recover in any proceeding Executive may bring before the U.S. Equal Opportunity Commission (or any state human rights or similar commission) or in any proceeding brought by the U.S. Equal Employment Opportunity Commission (or any state human rights or similar commission) on Executive's behalf.

         This release shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

         2. NONDISCLOSURE OF PROPRIETARY INFORMATION AND RETURN OF COMPANY PROPERTY. Executive agrees (i) to promptly surrender and deliver to the Company all records, materials, equipment, drawings and data of any nature pertaining to his employment by the Company or any invention or any trade secrets, confidential information, knowledge, data or other information of the Company ("Confidential Information"), (ii) not to take with him any description containing or pertaining to any Confidential Information which he may have produced or obtained during his employment, (iii) not to disclose any Confidential Information to any third party without the Company's prior written consent and (iv) to return to the Company all of its property.

         3. GOODWILL. The purpose of this Agreement is to arrive at a mutually agreeable and amicable basis upon which to separate Executive's employment with the Company the Company. Executive and the Company agree to refrain from any criticisms of or disparaging comments about each other, except as may be required by law or judicial process.

         4. WAIVER. Executive understands that he may consider whether to agree to the terms contained herein for a period of 21 days after the date hereof.
Accordingly, Executive may sign and return this Agreement by ______, ___ to acknowledge his understanding of and agreement with the foregoing. Executive acknowledges that, prior to signing this Agreement, he was advised by the Company to consult with an attorney. This Agreement will become effective, enforceable and irrevocable seven days after the date on which Executive signs it (the "Effective Date"). During the seven-day period prior to the Effective Date, Executive may revoke his agreement to accept the terms hereof by indicating in writing to the Company his intention to revoke. [If Executive exercises his right to revoke hereunder, Executive shall forfeit his right to receive the benefits provided under the Employment Agreement and, if such benefits have already been provided, shall immediately reimburse the Company for the cost of such benefits.]


Signed this __ day of ______, ____

DIRECTRIX, INC.                             RELEASOR


------------------------                    ------------------------
Name:
Title: